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                                                        EX-99.10.A

CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 22 to Registration Statement No. 33-35788 of the Daily Income, Short-Term Government Securities, Short-Term Bond, Stock Index, Value and Small Company Stock Funds of Homestead Funds, Inc. on Form N-1A of our report dated February 16, 2001, incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, both of which are part of such Registration Statement.





Deloitte & Touche LLP
New York, New York
May 1, 2001